UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Clarendon House
2 Church Street
Hamilton
HM11
Bermuda
(Address of principal executive offices, including zip code)

 (441) 296 5872
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement
On July 28, 2021, Signet Jewelers Limited (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”), which amends the Company’s senior secured asset-based credit facility (the “ABL Facility”) under that certain Credit Agreement, dated as of September 27, 2019 (as amended by the First Amendment to Credit Agreement, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Second Amendment, the “Amended Credit Agreement”), by and among (i) the Company, as holdings, (ii) Signet Group Limited, as the lead administrative borrower, a lead borrower and a borrower, (iii) Signet Group Treasury Services Inc., Sterling Jewelers Inc., Signet Trading Limited and Zale Canada Co., each as a lead borrower and a borrower, (iv) Sterling Inc., Zale Delaware, Inc., R2Net Inc. and R2Net Manufacturing Inc., each as a borrower, (v) the other borrowers from time to time party thereto, (vi) the lenders and issuers from time to time party thereto and (vii) Bank of America, N.A., as administrative agent, collateral agent and security trustee.

The Amended Credit Agreement provides for a senior secured asset-based credit facility of up to the lesser of $1.5 billion and a borrowing base based on the value of certain inventory and third-party credit card receivables, subject to specified advance rates and reserves (the “ABL Revolving Commitments”), and:

•extends the maturity date of the ABL Facility from September 27, 2024 to July 28, 2026;
•allows the Company to increase the size of the ABL Facility, including in the form of first-in last-out term loans, by up to $600 million subject to certain conditions contained in the Second Amendment;
•amends certain representations, warranties and covenants to which the Company and certain of its subsidiaries are subject, as obligors under the ABL Facility, including removing, in certain circumstances, the requirement for monthly financial reporting; and
•provides for a SONIA-based interest rate for borrowings denominated in Pounds Sterling and includes provisions for determining an alternative rate of interest after the expected phase out of LIBOR or in certain other circumstances.

Except for the changes noted above, the material terms and conditions of the ABL Facility remain substantially unchanged. The Company does not currently have any outstanding borrowings under the ABL Facility.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01     Regulation FD Disclosure
On August 3, 2021, the Company issued a press release announcing the execution of the Second Amendment, as well as certain receivable purchase agreements with acquisition trusts, the beneficial interests of which are owned by investment funds managed by CarVal Investors, L.P. and Castlelake, L.P. (collectively, the “Purchasers”) regarding the purchase of add-on receivables on such Purchasers’ existing accounts, as well as the purchase of the Company-owned credit card receivables portfolio for accounts that had been originated through Fiscal 2021. A copy of the press release is being furnished and is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit
10.1
Second Amendment to Credit Agreement, dated as of July 28, 2021, among Signet Jewelers Limited, as holdings; Signet Group Limited, as the lead administrative borrower; Signet Group Treasury Services Inc., Sterling Jewelers Inc., Signet Trading Limited, Zale Canada Co., Sterling Inc., Zale Delaware Inc., R2Net Inc. and R2Net Manufacturing Inc., each as a borrower; the lenders and issuers party thereto; and Bank of America, N.A., as administrative agent, collateral agent and security trustee.

99.1	Press Release of Signet Jewelers Limited, dated August 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	August 3, 2021	By:	/s/ Joan Hilson
		Name:	Joan Hilson
		Title:	Chief Financial and Strategy Officer